Exhibit a(1)(ii)

        Letter of Transmittal for Tender of Ordinary Shares

of

UTSTARCOM HOLDINGS CORP.

At a Purchase Price of $1.20 Net Per Share in Cash
Pursuant to the Offer to Purchase dated November 30, 2012

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JANUARY 3, 2013, UNLESS THE OFFER IS EXTENDED.

        THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR ORDINARY SHARES, TO COMPUTERSHARE TRUST COMPANY N.A. (THE "DEPOSITARY") AT THE ADDRESS SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO UTSTARCOM HOLDINGS CORP. ("UTSTARCOM"), JEFFERIES & COMPANY, INC. (THE "DEALER MANAGER"), OR ALLIANCE ADVISORS LLC (THE "INFORMATION AGENT") WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission (for eligible institutions only):	By Overnight Courier or Hand Delivery:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions Facsimile: (617) 360-6810 To Confirm: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

        Pursuant to the Offer, the undersigned encloses herewith and surrenders the following certificate(s) representing Shares:

DESCRIPTION OF SHARES SURRENDERED

Shares Surrendered (attached additional list if necessary)

Certificated Shares**

Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Surrendered**	Book Entry Shares Surrendered

Total Shares

*	Need not be completed by book-entry shareholders.
**	Unless otherwise indicated, it will be assumed that all ordinary shares represented by certificates described above are being surrendered hereby. See Instruction 4

VOLUNTARY CORPORATE ACTION COY: UTSI

READ THE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

        Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 14.

1st: 5th:	2nd:	3rd:	4th:
☐
Lost Certificates. I have lost my certificate(s) for                          Shares and require assistance in replacing the Shares. (See Instruction 11).

        This Letter of Transmittal is to be used either if certificates for Ordinary Shares, $0.00125 par value per share (the "Shares"), being tendered are to be forwarded with this Letter of Transmittal or, unless an Agent's Message (defined below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company, which is referred to as the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated November 30, 2012 (as may be amended or supplemented from time to time, the "Offer to Purchase"). Tendering shareholders must deliver either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Shares and all other documents required by this Letter of Transmittal to the Depositary by 5:00 P.M., New York City time, on Thursday, January 3, 2013 (as this time and date may be extended at any time or from time to time by UTStarcom in its sole discretion in accordance with the terms of the Offer, the "Expiration Date"). Tendering shareholders whose certificates for Shares are not immediately available or who cannot deliver either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Shares and all other documents required by this Letter of Transmittal to the Depositary by the time provided immediately above must tender their Shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase. If you want to retain the Shares you own, you do not need to take any action. Delivery of documents to DTC will not constitute delivery to the Depositary.

☐
CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE ENCLOSED HEREWITH.

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Owner(s):

Window Ticket Number (if any) or DTC Participant Number:

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

VOLUNTARY CORPORATE ACTION COY: UTSI

ODD LOTS
(See Instruction 13)

        To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

        The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

CONDITIONAL TENDER
(See Instruction 12)

        A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder's Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares indicated below is purchased by UTStarcom pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and UTStarcom urges shareholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

  ☐
  The minimum number of Shares that must be purchased, if any are purchased, is:                         Shares.

        If, because of proration, the minimum number of Shares designated will not be purchased, UTStarcom may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

  ☐
  The tendered Shares represent all Shares held by the undersigned.

VOLUNTARY CORPORATE ACTION COY: UTSI

Ladies and Gentlemen:

        The undersigned hereby tenders to UTStarcom Holdings Corp., an exempted company incorporated under the laws of the Cayman Islands ("UTStarcom"), its above-described Ordinary Shares, $0.00125 par value per share (the "Shares"), at a purchase price of $1.20 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in UTStarcom's Offer to Purchase dated November 30, 2012 (the "Offer to Purchase") and this Letter of Transmittal (the "Letter of Transmittal" and together with the Offer to Purchase, as each may be amended or supplemented from time to time, the "Offer"), receipt of which is hereby acknowledged.

        Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, UTStarcom, all right, title and interest in and to all the Shares that are being tendered and irrevocably constitutes and appoints Computershare Trust Company N.A. (the "Depositary") the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned's rights with respect to such tendered Shares, to (a) deliver certificates for such tendered Shares or transfer ownership of such tendered Shares on the account books maintained by The Depository Trust Company (the "Book-Entry Transfer Facility"), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, UTStarcom upon receipt by the Depositary, as the undersigned's agent, of the aggregate purchase price with respect to such tendered Shares, (b) present such tendered Shares for cancellation and transfer on UTStarcom's books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares and, when the same are accepted for payment, UTStarcom will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or UTStarcom, execute any additional documents deemed by the Depositary or UTStarcom to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all such other Shares or other securities or rights), all in accordance with the terms of the Offer.

        All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

        The undersigned understands that:

        1.     the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned's acceptance of the terms and conditions of the Offer; UTStarcom's acceptance of the tendered Shares will constitute a binding agreement between the undersigned and UTStarcom on the terms and subject to the conditions of the Offer;

        2.     it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person's own account unless at the time of tender and at the Expiration Date such person has a "net long position" in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to UTStarcom within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares ("Equivalent Securities") that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to UTStarcom within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering shareholder's representation and warranty to UTStarcom that (y) such shareholder has a "net long position" in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (z) such tender of

VOLUNTARY CORPORATE ACTION COY: UTSI

Shares complies with Rule 14e-4. UTStarcom's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and UTStarcom upon the terms and subject to the conditions of the Offer;

        3.     UTStarcom reserves the right, in its sole discretion, to increase or decrease the per Share purchase price and to increase or decrease the number of Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), UTStarcom may increase the number of Shares accepted in the Offer by no more than 2% of the outstanding Shares without amending or extending the Offer;

        4.     all Shares properly tendered prior to the Expiration Date and not properly withdrawn will be purchased in the Offer, upon the terms and subject to the conditions of the Offer, including the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase;

        5.     UTStarcom will return at its expense all Shares it does not purchase, including Shares not purchased because of the proration or conditional tender provisions in the Offer to Purchase, promptly following the Expiration Date;

        6.     under the circumstances set forth in the Offer to Purchase, UTStarcom expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 7 of the Offer to Purchase and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering shareholder to withdraw such shareholder's Shares;

        7.     shareholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase;

        8.     UTStarcom has advised the undersigned to consult with the undersigned's own advisors as to the consequences of tendering Shares pursuant to the Offer; and

        9.     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

        The undersigned agrees to all of the terms and conditions of the Offer.

        Unless otherwise indicated below in the section captioned "Special Issuance Instructions," please issue the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered." In the event that both the "Special Delivery Instructions" and the "Special Payment Instructions" are completed, please issue the check for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Issuance Instructions have been given. The undersigned recognizes that UTStarcom has no obligation pursuant to the "Special Payment Instructions" to transfer any Shares from the name of the registered holder(s) thereof if UTStarcom does not accept for payment any of the Shares.

VOLUNTARY CORPORATE ACTION COY: UTSI

  SPECIAL PAYMENT INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

          To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price in consideration of Shares accepted for payment are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at DTC other than that designated above.

Issue:	☐ Check and/or ☐ Share Certificates to:
Name:	(Please Print)
Address:

(Include Zip Code)
(Tax Identification or Social Security Number)

  ☐  Credit Shares tendered by book-entry transfer that are not accepted for payment to the DTC account set forth below.

(DTC Account Number)

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 5, 6 and 7)

          To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled "Description of Shares Tendered" above.

Deliver:	☐ Check(s) and/or ☐ Share Certificates to:
Name:	(Please Print)
Address:

(Include Zip Code)

VOLUNTARY CORPORATE ACTION COY: UTSI

  IMPORTANT—SIGN HERE
  (U.S. Holders Please Also Complete the Enclosed Substitute Form W-9)
  (Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN or
  Other Applicable IRS Form W-8)

(Signature(s) of Shareholder(s))

Dated:

          (Must be signed by registered owner(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5. For information concerning signature guarantees, see Instruction 1.)

Name(s):	(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only;
see Instructions 1 and 5)

Name of Firm:
(Include Zip Code)

Authorized Signature:

Name:
(Please Type or Print)

Area Code and Telephone Number:

Dated:	, 20

Place medallion guarantee in space below:

VOLUNTARY CORPORATE ACTION COY: UTSI

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

        1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the Book-Entry Transfer Facility's system whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith, unless such registered holder(s) has (have) completed the section captioned "Special Issuance Instructions" on this Letter of Transmittal) or (b) such Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or is otherwise an "eligible guarantor institution," as the term is defined in Exchange Act Rule 17Ad-15, each of the foregoing constituting an "Eligible Institution." In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (877) 777-5603 (toll free).

        2.    Requirements of Tender.    This Letter of Transmittal is to be completed by shareholders either if certificates are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a shareholder to validly tender Shares pursuant to the Offer, (a) a Letter of Transmittal, properly completed and duly executed, and the certificate(s) representing the tendered Shares, together with any required signature guarantees, and any other required documents, must be received by the Depositary at its address as set forth on the back of this Letter of Transmittal prior to the Expiration Date, or (b) a Letter of Transmittal (or facsimile of the Letter of Transmittal), properly completed and duly executed, together with any required Agent's Message and any other required documents, must be received by the Depositary at its address as set forth on the back of this Letter of Transmittal prior to the Expiration Date and Shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Date, or (c) the shareholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

        Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If UTStarcom extends the Offer beyond the initial Expiration Date, tendered Shares may be withdrawn at any time until such extended Expiration Date. Shares that have not previously been accepted by UTStarcom for payment may be withdrawn at any time after 12:00 midnight, New York City time, on Wednesday, January 30, 2013. To withdraw tendered Shares, shareholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at its address as set forth in this Letter of Transmittal. Any notice of withdrawal must specify the name of the tendering shareholder, the number of Shares to be withdrawn, and the name of the registered holder of the Shares. In addition, if the certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering shareholder must also submit the serial numbers shown on the particular certificates for Shares to be withdrawn and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution). If Shares have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal also must specify the name and the number of the account at The Depository Trust Company to be credited with the withdrawn Shares and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded and any Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.

        Shareholders whose certificates for Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by UTStarcom, must be received by the Depositary prior to the Expiration Date and (c) the certificates for all tendered Shares in proper form for transfer (or a book-entry confirmation with respect to all such Shares), together with a Letter of Transmittal (or facsimile of the Letter of Transmittal), properly

VOLUNTARY CORPORATE ACTION COY: UTSI

completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, must be received by the Depositary, in each case within three trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. A "trading day" is any day on which the NASDAQ Stock Market is open for business. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that UTStarcom may enforce such agreement against the participant.

        THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF YOU ELECT TO DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile of this Letter of Transmittal), waive any right to receive any notice of the acceptance for payment of their Shares.

        3.    Inadequate Space.    If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule attached hereto.

        4.    Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer).    If fewer than all of the Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered." In any such case, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change or alteration whatsoever.

        If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

        If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to UTStarcom of his or her authority to so act.

        If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares tendered hereby, the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered

VOLUNTARY CORPORATE ACTION COY: UTSI

owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

        6.    Stock Transfer Taxes.    UTStarcom will pay any stock transfer taxes with respect to the transfer and sale of Shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes is submitted with this Letter of Transmittal.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

        7.    Special Payment and Delivery Instructions.    If a check for the purchase price of any Shares accepted for payment is to be issued in the name of, and/or certificates for any Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

        8.    Waiver of Conditions; Irregularities.    All questions as to the number of Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered Shares will be determined by UTStarcom, in its sole discretion, and such determination will be final and binding on all parties. UTStarcom may delegate power in whole or in part to the Depositary. UTStarcom reserves the absolute right to reject any or all tenders of any Shares that UTStarcom determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of UTStarcom's counsel, be unlawful. UTStarcom reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. UTStarcom also reserves the absolute right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the conditions of the Offer prior to the Expiration Date, or any defect or irregularity in any tender or withdrawal with respect to any particular Shares or any particular shareholder (whether or not UTStarcom waives similar defects or irregularities in the case of other shareholders), and UTStarcom's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. In the event a condition is waived with respect to any particular shareholder, the same condition will be waived with respect to all shareholders. No tender or withdrawal of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing shareholder or waived by UTStarcom. UTStarcom will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of Shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time UTStarcom determines. None of UTStarcom, the Dealer Manager, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.

        9.    Backup Withholding.    In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a shareholder surrendering Shares in the Offer must (a) qualify for an exemption, as described below, or (b) if such shareholder is a U.S. Holder (as defined in Section 13 of the Offer to Purchase), provide the Depositary with such shareholder's correct taxpayer identification number ("TIN") (i.e., social security number or employer identification number) on Substitute Form W-9 included with this Letter of Transmittal and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (x) the shareholder is exempt from backup withholding, (y) the shareholder has not been notified by the IRS that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the shareholder that such shareholder is no longer subject to backup withholding, and (iii) the shareholder is a U.S. Person (including a U.S. resident alien). If a shareholder does not provide a correct TIN or fails to provide the certifications described above, the IRS may impose a $50 penalty on such shareholder and payment of cash to such shareholder pursuant to the Offer may be subject to backup withholding at the applicable statutory rate (currently 28% through the end of 2012, but scheduled to increase to 31% on January 1, 2013, absent legislative action).

VOLUNTARY CORPORATE ACTION COY: UTSI

        Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, the shareholder may be eligible to obtain a refund upon timely filing an income tax return.

        A tendering shareholder is required to give the Depositary the TIN of the record owner of the Shares being tendered. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for guidance on which number to report.

        If a shareholder has not been issued a TIN and has applied for one, such shareholder should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. Notwithstanding that the shareholder has written "Applied For" in Part I, the Depositary will withhold the applicable statutory rate described above on all payments made prior to the time a properly certified TIN is provided to the Depositary.

        Some shareholders are exempt from backup withholding. To prevent possible erroneous backup withholding, exempt shareholders should consult the instructions to the enclosed Substitute Form W-9 for additional guidance.

        A Non-U.S. Holder (as defined in Section 13 of the Offer to Purchase) should complete and sign the main signature form and IRS Form W-8BEN, Certificate of Foreign Status, or other applicable IRS Form W-8, a copy of which may be obtained from the Depositary, or from the IRS's website (http://www.IRS.gov), in order to avoid backup withholding and to eliminate or reduce the rate of U.S. federal income tax withholding that would otherwise apply at a rate of 30% of any payments made to such Non-U.S. Holder that are characterized as dividends. In addition, a Non-U.S. Holder may provide the Depositary with evidence satisfactory to the Depositary that its distribution will be considered received in a sale or exchange pursuant to Section 302 of the Code as described in Section 13 of the Offer to Purchase.

        See the instructions to the enclosed Substitute Form W-9 for more instructions.

        10.    Requests for Assistance or Additional Copies.    If you have questions or need assistance, you should contact the Information Agent or the Dealer Manager at their respective address and telephone number set forth on the back cover of this Letter of Transmittal. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at UTStarcom's expense.

        11.    Lost, Destroyed or Stolen Certificates.    If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary by calling (877) 373-6374 from the U.S. (toll free) or by calling +1 (781) 575-2879 from outside of the U.S. The shareholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

        12.    Conditional Tenders.    As described in Section 3 and Section 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered Shares being purchased.

        If you wish to make a conditional tender you must indicate this in the box captioned "Conditional Tender" in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery. In this box in this Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of Shares that must be purchased if any are to be purchased.

        As discussed in Section 1 and Section 6 of the Offer to Purchase, proration may affect whether UTStarcom accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of Shares would not be purchased. If, because of proration, the minimum number of Shares that you designate will not be purchased, UTStarcom may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your Shares and check the box so indicating. Upon selection by random lot, if any, UTStarcom will limit its purchase in each case to the designated minimum number of Shares.

VOLUNTARY CORPORATE ACTION COY: UTSI

        All tendered Shares will be deemed unconditionally tendered unless the "Conditional Tender" box is completed.

        The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the shareholder, rather than the payment of a dividend to the shareholder, for U.S. federal income tax purposes. If you are an odd lot holder and you tender all of your Shares, you cannot conditionally tender, because your Shares will not be subject to proration. It is the tendering shareholder's responsibility to calculate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale rather than dividend treatment. Each shareholder is urged to consult his or her own tax advisor. See Section 6 of the Offer to Purchase.

        13.    Odd Lots.    As described in Section 1 of the Offer to Purchase, if UTStarcom is to purchase fewer than all Shares properly tendered before the Expiration Date and not properly withdrawn, the Shares purchased first will consist of all Shares properly tendered and not properly withdrawn by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 Shares, and who tenders all of the holder's Shares. This preference will not be available unless the section captioned "Odd Lots" is completed.

        14.    Order of Purchase in Event of Proration.    As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their Shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the Shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR, FOR ELIGIBLE INSTITUTIONS, A MANUALLY SIGNED FACSIMILE OF THIS LETTER OF TRANSMITTAL), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

VOLUNTARY CORPORATE ACTION COY: UTSI

PAYER'S NAME: COMPUTERSHARE TRUST COMPANY N.A.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW		Social Security Number OR Employer Identification Number

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines), check the exempt box below and complete the Substitute Form W-9
Exempt ☐

Part 3—Certification Under Penalties of Perjury, I certify that:
	(1)	The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),
(2)
		I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and	Part 4— Awaiting TIN ☐
	(3)	I am a U.S. person (including a U.S. resident alien).

Payer's Request for Taxpayer Identification Number (TIN) and Certification	Certification instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE		DATE
NAME
ADDRESS
CITY	STATE	ZIP CODE

VOLUNTARY CORPORATE ACTION COY: UTSI

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER'S NAME: Computershare Trust Company N.A.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, backup withholding tax (currently at a rate of 28% through the end of 2012, but scheduled to increase to 31% on January 1, 2013, absent legislative action) will be imposed.

Signature	Date

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

VOLUNTARY CORPORATE ACTION COY: UTSI

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

1.		An individual's account	The individual	8.	Sole proprietorship account	The owner(4)
2.		Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	9.	A valid trust, estate or pension trust	The legal entity(5)
3.		Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account(1)	10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
4.		Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11.	Religious, charitable, or educational organization account	The organization
5.		Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12.	Partnership or multi-member LLC	The partnership or LLC
6.		Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13.	Association, club, or other tax-exempt organization	The organization
7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14.	A broker or registered nominee	The broker or nominee
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
				16.	Grantor Trust	The grantor or the trust, as applicable(6).

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(5)
List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

(6)
List the name and TIN of the grantor (and grantor must also provide a Form W-9 to trustee of trust), or list the name and TIN of the trust, as applicable under the Treasury Regulations.

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

        If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the

VOLUNTARY CORPORATE ACTION COY: UTSI

"IRS") and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

  •
  An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

  •
  The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

  •
  An international organization or any agency or instrumentality thereof.

  •
  A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

  •
  A corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a).

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A futures commission merchant registered with the Commodity Futures Trading Commission.

  •
  A foreign central bank of issue.

  •
  A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under Section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  •
  Payments described in Section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under Section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

        Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION

VOLUNTARY CORPORATE ACTION COY: UTSI

NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

        Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally backup withhold on a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)
Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

VOLUNTARY CORPORATE ACTION COY: UTSI

        For eligible institutions only, facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Shares, and any other required documents, should be sent or delivered by each shareholder or the shareholder's broker, dealer, commercial bank, trust company or nominee to the Depositary at its address as set forth below.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission (for eligible institutions only):	By Overnight Courier or Hand Delivery:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions Facsimile: (617) 360-6810 To Confirm: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        Any questions or requests for assistance may be directed to the Information Agent at its telephone number and location listed below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed either to the Information Agent or the Dealer Manager at their respective telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Phone: (877) 777-5603
E-mail: reorg@allianceadvisorsllc.com

The Dealer Manager for the Offer is:

Jefferies

Jefferies & Company, Inc.
520 Madison Avenue
New York, NY 10022
Phone: (877) 547-6340

VOLUNTARY CORPORATE ACTION COY: UTSI